Exhibit 99.1

news release

For Immediate Release

ANTHEM, INC. AND WELLPOINT HEALTH NETWORKS INC.

PROVIDE UPDATE ON

LAWSUIT AGAINST CALIFORNIA INSURANCE COMMISSIONER

THOUSAND OAKS, California and INDIANAPOLIS, Indiana – September 1, 2004 – At a scheduling conference held today, California Superior Court Judge Dzintra Janavs confirmed that the hearing on the California Insurance Commissioner’s demurrer will take place on October 5, 2004, and Judge Janavs set February 25, 2005 as the trial date for Anthem’s petition for writ of mandate. Anthem, Inc. (NYSE:ATH) filed its petition for writ of mandate on August 3, 2004 to overturn the Commissioner’s denial of Anthem’s application to acquire control of BC Life & Health Insurance Company, a subsidiary of WellPoint Health Networks Inc. (NYSE:WLP), in connection with the proposed merger of Anthem and WellPoint. The Commissioner’s denial was issued on July 23, 2004. Both companies remain committed to completing the merger.

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Contacts: Anthem	WellPoint

Investor Relations	Investor Relations
Tami Durle, 317-488-6390	David Colby, 805-557-6767

Media	Media
James Kappel, 317-488-6400	Michael Chee, 805-557-6791

About Anthem

Anthem, Inc. is an Indiana-domiciled publicly traded company that, through its subsidiary companies, provides health care benefits to more than 12.6 million people. Anthem is the fourth largest publicly traded health benefits company in the United States and an independent licensee of the Blue Cross Blue Shield Association. Anthem is the Blue Cross and Blue Shield licensee for Indiana, Kentucky, Ohio, Connecticut, New Hampshire, Colorado, Nevada, Maine and Virginia, excluding the Northern Virginia suburbs of Washington, D.C. Anthem had assets of $13.7 billion as of June 30, 2004 and full year 2003 revenue of almost $16.8 billion. More information about Anthem is available at www.anthem.com.

About WellPoint

WellPoint Health Networks Inc. serves the health care needs of 15.5 million medical members and 46.2 million specialty members nationwide through Blue Cross of California, Blue Cross Blue Shield of Georgia, Blue Cross Blue Shield of Missouri, Blue Cross Blue Shield of Wisconsin, HealthLink and UNICARE. Visit WellPoint on the web at www.wellpoint.com. Blue Cross of California, Blue Cross Blue Shield of Georgia, Blue Cross Blue Shield of Missouri and Blue Cross Blue Shield of Wisconsin are independent licensees of the Blue Cross and Blue Shield Association.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This document contains certain forward-looking information about Anthem, Inc. (“Anthem”), WellPoint Health Networks Inc. (“WellPoint”) and the combined company after completion of the proposed transactions that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of Anthem and WellPoint, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in public filings with the U.S. Securities and Exchange Commission (“SEC”) made by Anthem and WellPoint; trends in health care costs and utilization rates; our ability to secure sufficient premium rate increases; competitor pricing below market trends of increasing costs; increased government regulation of health benefits and managed care; significant acquisitions or divestitures by major competitors; introduction and utilization of new prescription drugs and technology; a downgrade in our financial strength ratings; litigation targeted at health benefits companies; our ability to contract with providers consistent with past practice; our ability to consummate Anthem’s merger with WellPoint, to achieve expected synergies and operating efficiencies in the merger within the expected time-frames or at all and to successfully integrate our operations; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the transaction; the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; our ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction and the value of the transaction consideration; future bio-terrorist activity or other potential public health epidemics; and general economic downturns. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Neither Anthem nor WellPoint undertakes any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in Anthem’s and WellPoint’s various SEC reports, including but not limited to Anthem’s Annual Report on Form 10-K for the year ended December 31, 2003, WellPoint’s Annual Report on form 10-K for the year ended December 31, 2003 as amended by Amendment No. 1 on Form 10-K/A and Anthem’s and WellPoint’s Quarterly Reports on Form 10-Q for the reporting periods of 2004.

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